Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statement of Percon Incorporated on Form S-8 (File No. 333-9391) of our report, dated January 23, 1998, on our audit of the consolidated financial statements of Percon Incorporated and Subsidiary as of December 31, 1997 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.

                                       PRICEWATERHOUSECOOPERS LLP

Eugene, Oregon
March 29, 1999